Front Cover Photo

Eagle Bulk Shipping Inc.

Jefferies 3rd Annual Shipping Conference

September 27, 2006

Forward Looking Statements

This presentation contains certain statements that may be deemed to be “forward-looking statements” within the meaning of the Securities Acts. Forward-looking statements reflect management’s current views with respect to future events and financial performance and may include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements, which are other than statements of historical facts. The forward-looking statements in this presentation are based upon various assumptions, many of which are based, in turn, upon further assumptions, including without limitation, management’s examination of historical operating trends, data contained in our records and other data available from third parties. Although Eagle Bulk Shipping Inc. believes that these assumptions were reasonable when made, because these assumptions are inherently subject to significant uncertainties and contingencies which are difficult or impossible to predict and are beyond our control, Eagle Bulk Shipping Inc. cannot assure you that it will achieve or accomplish these expectations, beliefs or projections. Important factors that, in our view, could cause actual results to differ materially from those discussed in the forward-looking statements include the strength of world economies and currencies, general market conditions, including changes in charterhire rates and vessel values, changes in demand that may affect attitudes of time charterers to scheduled and unscheduled drydocking, changes in our vessel operating expenses, including dry-docking and insurance costs, or actions taken by regulatory authorities, ability of our counterparties to perform their obligations under sales agreements and charter contracts on a timely basis, potential liability from future litigation, domestic and international political conditions, potential disruption of shipping routes due to accidents and political events or acts by terrorists. Risks and uncertainties are further described in reports filed by Eagle Bulk Shipping Inc. with the US Securities and Exchange Commission.

This presentation contains certain statements that may be deemed to be “forward-looking statements” within the meaning of the Securities Acts. Forward-looking statements reflect management’s current views with respect to future events and financial performance and may include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements, which are other than statements of historical facts. The forward-looking statements in this presentation are based upon various assumptions, many of which are based, in turn, upon further assumptions, including without limitation, management’s examination of historical operating trends, data contained in our records and other data available from third parties. Although Eagle Bulk Shipping Inc. believes that these assumptions were reasonable when made, because these assumptions are inherently subject to significant uncertainties and contingencies which are difficult or impossible to predict and are beyond our control, Eagle Bulk Shipping Inc. cannot assure you that it will achieve or accomplish these expectations, beliefs or projections. Important factors that, in our view, could cause actual results to differ materially from those discussed in the forward-looking statements include the strength of world economies and currencies, general market conditions, including changes in charterhire rates and vessel values, changes in demand that may affect attitudes of time charterers to scheduled and unscheduled drydocking, changes in our vessel operating expenses, including dry-docking and insurance costs, or actions taken by regulatory authorities, ability of our counterparties to perform their obligations under sales agreements and charter contracts on a timely basis, potential liability from future litigation, domestic and international political conditions, potential disruption of shipping routes due to accidents and political events or acts by terrorists. Risks and uncertainties are further described in reports filed by Eagle Bulk Shipping Inc. with the US Securities and Exchange Commission.

Company Overview

Eagle Bulk – a Solid, Clear, Focused Investment Story

We are the largest U.S. based owner of Handymax dry bulk vessels, with a modern fleet and cargo carrying capacity of 796,700 tons — assets which position the Company very well to capitalize on the strong fundamentals in global trade.

New Supramax Asset Class Services Growing Global Needs

New Supramax Asset Class Services Growing Global Needs

Management Has Demonstrated Ability to Identify Business Opportunities And Execute Transactions

Medium to Long-Term Time Charter Strategy Generates Secure and Stable Cash Flows

Healthy and Sustainable Long-Term Dry Bulk Industry Dynamics

Strong Balance Sheet Flexibility Provides For Future Growth

Quality Consistency Transparency

Eagle Bulk – A Growth Story

The Fleet

Average fleet age of under 6 years compared to industry average of over 15 years

Average fleet age of under 6 years compared to industry average of over 15 years

Sistership strategy provides economies of scale

Modern, High Quality Fleet of Handymax Vessels

Sister

Sister

Eagle Captures Today’s Drybulk Values for Extended Periods

Charter renewals at today’s healthy rates extends high cashflow generation

Charter renewals at today’s healthy rates extends high cashflow generation

100% of 2006 fleet covered by contracts

100% of 2006 fleet covered by contracts

Supramax

Handymax

Time Charter Contracts Provide Stable and Visible Cashflows

Fleet contracted revenues in excess of $175 million at attractive rates

Industry View

Drybulk Demand Easily Absorbing Supply

World output growth expected at 5.1% in 2006 and forecast 4.9% in 2007

World output growth expected at 5.1% in 2006 and forecast 4.9% in 2007

Strongest 4-year period of global expansion since early 1970s

Chinese 2Q-2006 GDP grew at over 11%

China to sustain growth at an average 10% for 2006 and 2007

Emerging Markets growth at 7.3% in 2006 and 7.2% in 2007

India to sustain growth at 8% for 2006 and 2007

Persian Gulf states to invest $100 billion for infrastructure

24% of the world’s high-rise building cranes are in Dubai

Source: IMF

Construction Boom

Dubai

Supply as % of fleet :

Supply as % of fleet :

as of 1 Jan 06 1 Sep 06

Drybulk : 19% 20%

Tankers : 25% 33%

Drybulk Sector – Best Market to be in the Next 3 Years

Source: Clarksons as of September 2006

World Vessel Supply 2006-2009

Drybulk supply position :

Drybulk supply position :

Lowest supply as a percentage of existing fleet

Lowest orderbook supply in million dwt

Striped Bars = Deliveries through August 2006

Source: J.E. Hyde, Clarksons

Aging Dry Bulk Fleet Signals Supply Balance

100 mdwt over 20 years of age

Deliveries* scheduled up to 2010, at 73 mdwt

* As of September 2006

12 of the 16 vessels owned by the Company are Supramaxes

12 of the 16 vessels owned by the Company are Supramaxes

Smallest segment of the drybulk market provides opportunities

New Supramax Asset Class Services Growing Global Needs

Source: Clarksons as of August 2006

Aging Handymax fleet — 32% of capacity > 20 years old

Aging Handymax fleet — 32% of capacity > 20 years old

World Dry Bulk Fleet

Orderbook and Fleet Age

Eagle Fleet Well-Positioned for Changing Trade Patterns

Chinese 2006 iron ore imports jump by 16% to 320m tons while cement and steel exports surge 126% and 58% respectively – a major boost for Supramax owners

Chinese 2006 iron ore imports jump by 16% to 320m tons while cement and steel exports surge 126% and 58% respectively – a major boost for Supramax owners

Grain demand into India forecast to increase by 6m tons* – this equates to an extra 150 cargoes on Handymax/Supramax vessels

Approximately 60% of Chinese berths cannot handle Panamax or Capesize vessels**

Vessel Gear increases flexibility and broadens customer base

Source: * Clarksons ; ** J.E.Hyde

Chinese Cement Exports

Source: HSBC – July 2006

Charterers Attracted by Versatility of Handymax Vessels

MISC. cargoes include Phosrock, Sugar, HBI, and Concentrates

Eagle’s Cargo Carriage Span the Drybulk Sector

Handymax/Supramax

Panamax

Capesize

Financial Overview

High Utilization Rate = Maximum Revenue

Ownership days: The Company defines ownership days as the aggregate number of days in a period during which each vessel in its fleet has been owned.

Ownership days: The Company defines ownership days as the aggregate number of days in a period during which each vessel in its fleet has been owned.

Available days: The Company defines available days as the number of ownership days less the aggregate number of days that its vessels are off-hire due to vessel familiarization upon acquisition, scheduled drydocks, repairs or repairs under guarantee, vessel upgrades or special surveys and the aggregate amount of time that we spend positioning our vessels.

Operating days: The Company defines operating days as the number of its available days in a period less the aggregate number of days that the vessels are off-hire due to any reason, including unforeseen circumstances.

Drydock days: The Company undertakes major capital expenditures which include a maintenance program of regularly scheduled drydocking necessary to preserve the quality of our vessels as well as to comply with international shipping standards and environmental laws and regulations. Although the Company has some flexibility regarding the timing of its dry docking, management anticipates that vessels are to be drydocked every two and a half years. The Company anticipates that this process of recertification will require it to reposition these vessels from a discharge port to shipyard facilities, which will reduce available days and operating days during that period.

Daily cash breakeven cost of $6,947 per day per vessel (2006E)

Daily cash breakeven cost of $6,947 per day per vessel (2006E)

Low cost basis enables cash operating margins of 75%

Low Breakeven Cost Strategy

The Company is anticipating higher crewing costs and higher costs for oil based supplies including lubes and paints. The Company is also making allowance for constraints in yard drydocking capacity which has driven up drydocking costs.

The Company is anticipating higher crewing costs and higher costs for oil based supplies including lubes and paints. The Company is also making allowance for constraints in yard drydocking capacity which has driven up drydocking costs.

Strong Balance Sheet

1 Pro forma to reflect 2 vessels acquired since June 30, 2006

1 Pro forma to reflect 2 vessels acquired since June 30, 2006

2 Net Debt is pro forma after taking into effect Dividend payment made subsequent to end of period

Conservative Leverage Strategy

Credit Facility Enhanced at Favorable Terms

Revolving Credit Facility increased from $330m to $450m

Revolving Credit Facility increased from $330m to $450m

* Thereafter semi-annual reduction in availability to Balloon

Ample Liquidity for Growth

Conclusion

Poised for Growth

High Dividends

Operate a modern, homogenous Handymax fleet

Operate a modern, homogenous Handymax fleet

Stable and visible cashflows from 1 to 3 year time charters

79% of 2007 fleet days covered by fixed contracts

Low cash breakeven of $6,947/day

Strong balance sheet with Net Debt to Capital of 36%

No debt amortization until 2012

Full cash payout dividend policy

Paid Dividends of $68.1 million or

$2.11 per share to shareholders

since September 2005

Conclusion - Accretive Growth Strategy

Eagle Bulk – a solid, clear, focused investment story

Dividend Reinvestment Plan in effect

Back Cover Photo

Eagle Bulk Shipping Inc.